Exhibit 21

                           Subsidiaries of Registrant

                                   EXHIBIT 21

                          LIST OF SUBSIDIARY COMPANIES

Unilabs Group Limited (BVI) - 100%

     Unilabs SA (Swiss) - 54%

          Institut Bio-Analytique Medical SA (Swiss) - 100%
          Unilabs Medizin. Labor. AG (Swiss) - 100%
          Laboratorie Ritton SA (Swiss) - 100%
          Enzym-Labor Dr. H. Weber AG (Swiss) - 100%
          Diagnostica, Lab. AG (Swiss) - 100%
          SQ-Lab Aerztelabor AG (Swiss) - 100%
          Medizin. Labor Baden AG (Swiss) - 100%
          Medizin.Labor Dr. H.R. Ebersold AG (Swiss) - 100%
          Laboritoire Medical Pierre-Alain Gras SA (Swiss) - 100%
          Laboratoire Riotton SR SA (Swiss) - 100%
          Vivagen Diagnostics AG (Swiss) - 100%
          Biomedical SA (Swiss) - 100%
          MS Chimie SA (Swiss) - 100%
          Praxilab Gem. Prakt. Aerzte AG (Swiss) - 65%
          Pathologie-Labor Brunnhof AG (Swiss) - 100%

          Instituto Medico Di Torino SpA (Italy) - 100%

          Medil Srl (Italy) - 50%

          United Laboratories Espana SA (Spain) - 98%

          Unilabs Management Company Limited (Gibraltar) - 100%

          Unilabs International Limited (BVI)
               Unimed Laboratories (Russia) - 50%
               Swisslab N.V. (Netherlands Antilles) - 61.5%
               Swisslab B.V. (Netherlands) - 61.5%
               Buyuk Swisslab Laboratuari (Turkey) - 43.1%
     Uni Clinical Laboratories UCL Engineering SA
       (Swiss) (Dormant) - 100%